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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earlier event reported): December 10, 1998

                          NETLIVE COMMUNICATIONS, INC.
                 ----------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

        Delaware                    1-12021                  13-3848652
  -------------------          -----------------      -----------------------
(State of Incorporation      (Commission File No.)  (IRS Identification Number)
 or other Jurisdiction)

                                330 16th Street
                            Brooklyn, New York 11215
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                    (Address of Principal Executive Offices)

                                 (212) 343-7082
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              (Registrant's Telephone Number Including Area Code)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On December 10, 1998, NetLive Communications, Inc. (the "Registrant") sold, pursuant to the Agreement (as defined below), shares of its Common Stock (as defined below) and Preferred Stock (as defined below) which in the aggregate would equal, when fully issued and converted (as to the Preferred Stock), approximately ninety percent (90%) of the Common Stock to several Australian purchasers. Simultaneously with such purchase, the purchasers sold all of the operating assets of a consumer electric goods business to the Registrant. The Registrant previously had ceased its historic internet call center business, and will continue this consumer electric goods business, featuring electric blankets, foot warmers, fans, kettles, jugs, stainless steel urns, steam and dry irons, toasters, hair care products, and mixers. These transactions are described in detail below.

         On December 10, 1998, pursuant to an Amended and Restated Stock Purchase and Reorganization Agreement (the "Agreement") dated as of December 10, 1998 by and among the Registrant and Linda Industries Pty Limited ("Linda") and Modara Oaks Pty Limited ("Modara"), each a newly formed Australian subsidiary of the Registrant, and Budbox Pty Limited ("Budbox"), Playbyrne Investments Pty Limited ("Playbyrne"), Newton Grace Pty Limited ("Newton Grace"), Intercorp Group Pty Limited ("Intercorp"), Hallendon Pty Limited ("Hallendon"), each an Australian corporation, Geoffrey Russell Player ("Mr. Player"), and Vicki Gaye Player ("Mrs. Player" and, collectively with Budbox, Playbyrne, Newton Grace, Intercorp, Hallendon, and Mr. Player, the "Purchasers"), the Registrant sold (the "NetLive Purchase") to the Purchasers, for $10,000,000 Australian Dollars ("AUD"), an aggregate of (i) 27,200,000 shares of the Registrant's common stock, $0.0001 par value per share (the "Common Stock") and (ii) 3,400,000 shares of the Registrant's non-voting Series A Convertible Preferred Stock (the "Preferred Stock" and, collectively with the Common Stock, the "Acquisition Securities"). Because the Registrant does not currently have a sufficient number of authorized shares of Common Stock or Preferred Stock to issue all of the Acquisition Securities, the Registrant only was able to issue to the Purchasers 13,499,359 shares of Common Stock. The Agreement provides, however, that the balance of the Acquisition Securities will be issued immediately following a proposed 3.4 for 1 reverse stock split (the "Reverse Split"). As a result, immediately following the Reverse Split the Registrant will issue the balance of the Acquisition Securities (adjusted to reflect the Reverse Split) and the Registrant then will have issued and outstanding 9,000,000 shares of Common Stock, of which the Purchasers and their assignees will own 8,000,000 shares (approximately 89%), and 1,000,000 shares of Preferred Stock, which also will be owned by the Purchasers. The Preferred Stock is convertible into up to 1,000,000 shares of Common Stock, so that upon conversion the Registrant would have up to 10,000,000 shares of Common Stock then issued and outstanding, of which the Purchasers and their assignees would own up to 9,000,000 shares (90%).

         As soon as practicable, the Registrant intends to seek shareholder approval at a shareholders meeting for, among other items, the Reverse Split and an amendment to its certificate of incorporation to increase its authorized capital stock and to change its name.

         Simultaneously with the NetLive Purchase, Linda and Modara (the Registrant's wholly-owned Austrialian subsidiaries) purchased (the "Asset Purchase") the operating assets (excluding cash and certain receivables) (the "Operating Assets") and registered trade marks (the "Brand

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Names" and, collectively with the Operating Assets, the "Assets") of Newton
Grace (one of the Purchasers) for AUD $21,923,060.

         The Asset Purchase consisted of the purchase by Linda of the Operating Assets for AUD $16,923,060 and the purchase by Modara of the Brand Names for AUD $5,000,000. Modara, in turn, licensed the Brand Names to Linda. Linda's purchase was payable AUD $15,000,000 in cash and AUD $1,923,060 by delivery of a promissory note. The cash portion of Linda's purchase price was funded in part by a AUD $3,333,333 loan from its parent, the Registrant. Modara's purchase of the Brand Names was funded by a AUD $5,000,000 loan from its parent, the Registrant. The Registrant's loans to Linda and Modara each bear interest at 9.20% per annum and provide for a term of five years.

         The source of the purchase price for the NetLive Purchase was a portion of the consideration delivered by Linda and Modara for the Asset Purchase. The Asset Purchase, in turn, was funded in part by a AUD $10,000,000 loan (the "Loan") from National Australia Bank Limited (the "Bank") to Linda. The Loan bears interest at a rate of 9.25% per annum and additionally requires payment of a facility fee equal to 1.10% per annum on amounts outstanding thereunder. The Loan matures on January 31, 1999, subject to extension by Linda and the Bank. The Loan is secured by liens over all of Linda's assets, a guarantee and indemnity for AUD $11,600,000 from the Registrant (including an additional AUD $1,600,000 credit line which is being provided to Linda by the
Bank) supported by liens over all of the Registrant's assets, and guarantees and indemnities for AUD $11,600,000 from Newton Grace, Budbox, Modara, Playbyrne, Mr. Player, Mrs. Player, and others, certain of which are supported by liens over all of their respective assets, including the shares of Common Stock held by each of them.

         Upon closing of the NetLive Purchase, all of the Registrant's officers and directors, except for Adam Goldberg (who is remaining as Director of the Registrant), resigned. The following individuals were then elected officers and directors, to serve in such capacities until the next annual meeting of the stockholders and Board of Directors: Geoffrey Russell Player, as Chief Executive Officer, President, and Director; and Adam Goldberg, as Secretary.

         The Registrant's resigning directors entered into a settlement agreement with the former Chief Executive Officer, President, and Director of the Registrant to resolve an action brought in the Supreme Court of the State of New York captioned "Laurence Rosen, on behalf of the shareholders of NetLive Communications, Inc. v. Kharitonov, et al" (Index No. 98-602056). At the closing of the NetLive Purchase, the parties to this action executed a Stipulation of Dismissal, mutual releases, and covenants not to sue.

         The Registrant also sold 450,000 shares of Common Stock (pre-Reverse Split) to an unaffiliated purchaser for $150,000 in a private placement transaction.

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         The Asset Purchase is described in Item 1. above. The Seller in the Asset Purchase is Newton Grace, one of the Purchasers in the NetLive Purchase. Newton Grace, Budbox, Playbyrne, Mr. Player, and Mrs. Player are affiliated with each other and they and their assignees will own up to 90% of the Registrant's voting securities upon completion of the NetLive Purchase (assuming conversion of the Preferred Stock).

         For the year ended June 30, 1998, based upon the audited financial statements of the company as prepared by PricewaterhouseCoopers, Newton Grace had operating revenue of AUD $17,312,848 and operating profit after income tax of AUD $1,368,458.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired.

             Financial statements for Newton Grace will be filed by amendment within 60 days of the due date of this Report.

         (b) Pro Forma Financial Information.

             Pro forma financial information regarding the acquisition of Newton Grace's assets will be filed by amendment within 60 days of the due date of this Report.

         (c) Exhibits:

             2(a) Amended and Restated Stock Purchase and Reorganization Agreement dated as of December 10, 1998 by and among NetLive Communications, Inc., Linda Industries Pty Limited, Modara Oaks Pty Limited, Budbox Pty Limited, Playbyrne Investments Pty Limited, Newton Grace Pty Limited, Intercorp Group Pty Limited, Hallendon Pty Limited, Geoffrey Russell Player, and Vicki Gaye Player.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NETLIVE COMMUNICATIONS, INC.


                                   By: /s/ Geoffrey Russell Player
                                      -------------------------------------
                                   Name:  Geoffrey Russell Player
                                   Title: Chief Executive Officer and President

Dated: December  24, 1998